UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2017

ARMADA ENTERPRISES LP
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-55489	47-4184146
(Commission File Number)	(IRS Employer Identification No.)

c/o Armada Enterprises 40 Wall Street, 28th Floor New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (646) 481-9677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Change in Control of Registrant

On October 13, 2017, the Registrant reported that it had acquired an affirmative yes vote from 100% of its shareholders to execute the Plan of Conversion to convert Bim Homes, Inc. from a Delaware corporation to a Delaware limited partnership called “Armada Enterprises LP.” The Certificate of Conversion and Certificate of Limited Partnership for Armada Enterprises LP were filed with the Delaware Secretary of State Division of Corporations effective October 16, 2017. Upon effectiveness of these filings, the Registrant’s governance structure changed such that it will be managed by a general partner, and pursuant to the Plan of Conversion, the controlling shareholder is now the General Partner.

The Director, CEO and President resigns though continues his position of general counsel for the general partners. The Company executed a severance agreement with the CEO

Item 1.01. Entry into a Materially Definitive Agreement

Effective October 17, 2017, an Agreement of Limited Partnership was executed between the Registrant’s CEO, Milan Saha, on behalf of its shareholders who are the initial limited partners of Registrant limited partnership and the Registrant limited partnership’s new general manager, Armada Enterprises GP, LLC, who is also the Registrant’s majority shareholder. The Agreement of Limited Partnership was executed as disclosed in the Registrant shareholder consent solicitation for the Plan of Conversion.

Execution of the Agreement of Limited Partnership was the last act of the Registrant’s CEO pursuant to his resignation from being the Registrant’s Sole Director, President, and CEO. The Registrant limited partnership executed a separation agreement with Mr. Saha for his service in effecting the conversion.

Effective October 18, 2017, the Registrant limited partnership executed a services agreement with the general partner, Armada Enterprises GP, LLC, (the “General Partner”) pursuant to which the General Partner will provide certain services to the partnership, including certain executive, general and administrative services, including but not limited to legal, accounting, treasury, insurance administration and claims processing, risk management, health, safety and environmental, information technology, human resources, credit, payroll, internal audit, taxes and engineering. As consideration for the services provided under the Services Agreement, the partnership has agreed to pay to the General Partner a fee of 2% of the partnership’s operating surplus. In addition, the partnership will reimburse the General Partners for its expenses in connection with the services provided under the Services Agreement. The Services Agreement was executed as disclosed in the Registrant’s shareholder consent solicitation.

The Registrant plans to the complete the last stage of Plan of Conversion in the next couple of weeks with the execution of the Contribution Agreement and the contribution of the operating sectors from their owners to the Registrant partnership.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document

10.1	Certified Copy of Certificate of Conversion and Certificate of Limited Partnership as filed with the Delaware Secretary of State Division of Corporations effective as of October 16, 2017

10.2	Agreement of Limited Partnership date October 17, 2017 between Armada Enterprises GP, LLC as the general partner and the Registrant’s shareholders as the initial limited partners.

10.3	CEO Separation Agreement dated October 17, 2017 between the Registrant and the resigning sole Director, President & CEO.

10.4	Services Agreement dated October 17, 2017 between the Registrant limited partnership and its general partner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIM HOMES, INC.

Dated: October 24, 2017	/s/ Milan Saha
Milan Saha
President and CEO (Resigning)